Exhibit 23.1

EX-23.1 CONSENTS OF EXPERTS AND COUNSEL

Consent of Registered Independent Public Accounting Firm

We hereby consent to the use of our Independent Registered Public Accounting Firm’s Report dated March 17, 2006, except for Note 1B as to which the date is August 10, 2006, relating to the consolidated financial statements of Catcher Holdings, Inc. and Subsidiary for the year ended December 31, 2005, which appear in this Amendment No. 2 to the Form 10KSB, and into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-131304).

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
September 20, 2006